EXHIBIT 22.0

SUBSIDIARIES OF REGISTRANT

(1)EVANS OIL OF LOUISIANA, INC.
   100% Owned Subsidiary
   Incorporated in the State of Louisiana

(2)IN & OUT MINI MART, INC.
   100% Owned Subsidiary
   Incorporated in the State of Texas

(3)DIAMOND MINI MART, INC.
   100% Owned Subsidiary of
   In & Out Mini Mart, Inc.
   Incorporated in the State of Texas

(4)EVANS OIL COMPANY, INC.
   100% Owned Subsidiary
   Incorporated in the State of Texas

(5)EDCO, INC.
   19% Owned Subsidiary of Evans Systems, Inc.
   81% Owned Subsidiary of Evans Oil Company, Inc.
   Incorporated in the State of Texas

(6)WAY ENERGY SYSTEMS, INC.
   100% Owned Subsidiary
   Incorporated in the State of Delaware

(7)CHEMWAY SYSTEMS, INC.
   100% Subsidiary of the Way Energy Systems, Inc.
   Incorporated in the State of Texas

(8)EDCO ENVIRONMENTAL SYSTEMS, INC.
   100% Owned Subsidiary
   Incorporated in the State of Texas

(9)DISTRIBUTOR INFORMATION SYSTEMS CORPORATION
   100% Owned Subsidiary
   Incorporated in the State of Texas